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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in Federal Express Corporation's previously filed Form S-8 registration statement Nos. 2-74000, 2-95720, 33-20138 and 33-38041 and Form S-3 registration statement Nos. 33-47176, 33-50013 and 33-51623 of our reports dated June 29, 1994, included (or incorporated by reference) in Federal Express Corporation's Form 10-K for the year ended May 31, 1994.




                                        /s/  ARTHUR ANDERSEN & CO.
                                        -----------------------------------
                                         ARTHUR ANDERSEN & CO.



Memphis, Tennessee,
August 2, 1994.